Exhibit 99.1
BRC Inc. Reports Fourth Quarter and Fiscal Year 2025 Financial Results
Financial Highlights

•Delivered full year net revenue of $398.3 million and Adjusted EBITDA of $21.4 million, compared to prior guidance of at least $395 million and $20 million, respectively.
•Net revenue increased 6.5% compared to Q4 2024, driven primarily by growth in Wholesale and Direct-to-Consumer revenue.
•In 2025, packaged coffee distribution increased 7.9% to 54.9% All Commodity Volume ("ACV"), while Ready-to-Drink ("RTD") coffee increased 10.0% to 55.9% ACV compared to 2024.
•Net loss was $8.6 million in Q4 2025, compared to a net loss of $6.7 million in Q4 2024. Adjusted EBITDA in Q4 2025 was $9.7 million, compared to $9.9 million in Q4 2024.
•For the full year 2026, guidance assumes at least 7% revenue growth and at least 30% Adjusted EBITDA growth.
SALT LAKE CITY, Utah – March 2, 2026 – BRC Inc. (NYSE: BRCC, the "Company" or "Black Rifle"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the fourth quarter and full fiscal year 2025.

“We exited 2025 with strong momentum across the business, driven by a clear focus on the areas where our brand and strategy are delivering the greatest impact,” said BRCC Chief Executive Officer Chris Mondzelewski. “That momentum has continued into 2026, led by our coffee portfolio, where our land and expand approach is gaining traction through broader distribution, deeper shelf presence, and measurable share gains in packaged coffee. With increasing scale and improving execution, we enter 2026 well positioned to build on this progress while maintaining a disciplined approach to growth. As we scale, we remain focused on executing in a way that reinforces our mission and strengthens our relationships with the military, veteran, and first responder communities we serve.”

“In 2025, we took decisive actions to strengthen the earnings profile of the business and improve our ability to convert revenue into profitability, even as we navigated a challenging commodity and operating environment,” said BRCC Chief Financial Officer Matt Amigh. “We addressed commodity pressures through targeted pricing actions and operating efficiencies that are expected to support incremental profitability as we move through 2026. We also made meaningful progress in strengthening the balance sheet, substantially reducing debt during the year and improving our liquidity and capital structure. Looking ahead, our focus is on expanding EBITDA, driving continued efficiency, and generating cash to support an internally funded growth model.”

Fourth Quarter and Fiscal Year 2025 Financial Highlights (in millions, except % data)

	Fourth Quarter Comparisons				Annual Comparisons
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Net Revenue	$112.7	$105.9	$6.9	6.5%	$398.3	$391.5	$6.8	1.7%
Gross Profit	$36.2	$40.4	$(4.2)	(10.5)%	$137.9	$161.2	$(23.2)	(14.4)%
Gross Margin	32.1%	38.1%			34.6%	41.2%

Net Loss	$(8.6)	$(6.7)	$1.9		$(32.2)	$(7.6)	$(24.6)
Adjusted EBITDA	$9.7	$9.9	$(0.2)	(1.8)%	$21.4	$37.1	$(15.7)	(42.1)%

Fourth Quarter 2025 Results
Net revenue for the fourth quarter of 2025 increased 6.5% to $112.7 million, compared to $105.9 million in the fourth quarter of 2024. Wholesale revenue increased 8.4% to $72.9 million in the fourth quarter of 2025, compared to $67.2 million in the fourth quarter of 2024. Growth in the Wholesale channel was primarily driven by distribution gains and improved velocity in packaged coffee, which increased sales volumes across both food and mass retailers.
Direct-to-Consumer ("DTC") revenue increased 7.1% to $34.4 million in the fourth quarter of 2025, compared to $32.2 million in the fourth quarter of 2024. The increase was primarily driven by growth at third-party digital retail marketplaces. Revenue from Black Rifle Coffee shops ("Outposts") decreased 16.7% to $5.4 million in the fourth quarter of 2025, compared to $6.5 million in the fourth quarter of 2024. The decline was driven by lower transaction volumes and a reduction in average order value.
Gross profit decreased 10.5% to $36.2 million in the fourth quarter of 2025, compared to $40.4 million in the fourth quarter of 2024. Gross margin decreased 610 basis points to 32.1% in the fourth quarter of 2025, down from 38.1% in the fourth quarter of 2024. The decrease was primarily driven by green coffee inflation, tariffs, and a non-cash impairment of raw material inputs related to a formulation change, partially offset by pricing actions, productivity gains, and favorable sales mix.
Marketing expenses decreased 10.3% to $9.4 million in the fourth quarter of 2025, compared to $10.5 million in the fourth quarter of 2024. As a percentage of revenue, marketing expenses decreased 160 basis points to 8.4% in the fourth quarter of 2025, compared to 9.9% in the fourth quarter of 2024. The decline reflects reduced spending on non-working and lower-yield marketing activities, with resources redirected toward programs more directly tied to revenue growth.
Salaries, wages and benefits expenses remained relatively flat in the fourth quarter of 2025 compared to the fourth quarter of 2024. As a percentage of revenue, salaries, wages and benefits expenses decreased 70 basis points to 11.5% in the fourth quarter of 2025, compared to 12.3% in the fourth quarter of 2024. The consistency reflects a reduction in overall headcount, offset by more normalized bonus accruals in the fourth quarter of 2025 compared to the fourth quarter of 2024.
General and administrative ("G&A") expenses increased 28.5% to $15.7 million in the fourth quarter of 2025, compared to $12.2 million in the fourth quarter of 2024. As a percentage of revenue, G&A expenses increased 240 basis points to 13.9% in the fourth quarter of 2025 compared to 11.5% in the fourth quarter of 2024. The increase was primarily driven by costs incurred from the early termination of a software contract, partially offset by lower general and administrative costs resulting from efficiencies in corporate infrastructure and reduced professional fees.
Net loss for the fourth quarter of 2025 was $8.6 million and Adjusted EBITDA was $9.7 million. This compares to net loss of $6.7 million and Adjusted EBITDA of $9.9 million for the fourth quarter of 2024.

Financial Outlook

The Company provides the following guidance based on current market conditions and expectations for revenue, gross margin, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure.

The Company’s fiscal 2026 guidance reflects a disciplined and measured approach to forecasting, incorporating current commodity conditions and planned growth investments. Management remains focused on consistent execution to drive steady revenue progression, margin improvement, EBITDA expansion, and strengthened cash generation.

For full-year fiscal 2026, the Company provides the following guidance (in millions, except % data):

	FY2025	FY2026
	Actual	Guidance
Net Revenue	$398.3	At least 7% growth

Gross Margin	34.6%	34% to 36%

Adj. EBITDA	$21.4	At least 30% growth

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliation, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s fourth quarter and fiscal 2025 results is scheduled for March 3, 2026, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through March 10, 2026. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13757779.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.
Investor Contacts:

Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow, manage sustainable expansion, and retain key employees; failure to compete effectively with other producers, distributors and retailers of coffee and energy drinks; our limited operating history, which may hinder the successful execution of strategic initiatives and make it difficult to assess future risks and challenges; challenges in managing rapid growth, inventory needs, and relationships with key business partners; inability to raise additional capital necessary for business development; failure to achieve or sustain long-term profitability; inability to effectively manage debt obligations; failure to maximize the value of assets received through bartering transactions; negative publicity affecting our brand, reputation, or that of key employees; failure to uphold our position as a supportive member of the Veteran, military and first-responder communities, or other factors negatively affecting brand perception; inability to establish and maintain strong brand recognition through intellectual property or other means; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes; price changes that are insufficient to offset cost increases and maintain profitability or that result in sales volume declines associated with pricing elasticity; unsuccessful marketing campaigns that incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks associated with reliance on social media platforms, including dependence on third-party platforms for marketing and engagement; declining performance of the direct to consumer revenue channel; inability to effectively manage or scale distribution through Wholesale business partners, particularly key Wholesale partners; failure to manage supply chain operations effectively, including inaccurate forecasting of raw material and co-manufacturing requirements; loss of one or more co-manufacturers or production delays, quality issues, or labor-related disruptions affecting manufacturing output; supply chain disruptions or failures by third-party suppliers to deliver coffee, store supplies, RTD beverage ingredients, or merchandise, including disruptions caused by external factors; ongoing risks related to supply chain volatility and reliability, including tariffs, political and climate risks; fluctuations in the market for high-quality coffee beans and other key commodities; unpredictable changes in the cost and availability of real estate, labor, raw materials, equipment, transportation, or shipping; failure to successfully improve profitability of existing Outposts, including challenges or delays with the implementation of operational and strategic changes; risks related to long-term, non-cancelable lease obligations and other real estate-related concerns; inability of franchise partners to successfully operate and manage their franchise locations; failure to maintain high-quality customer experiences for retail partners and end users, including production defects or issues caused by co-manufacturers that negatively impact product quality and brand reputation; failure to comply with food safety regulations or maintain product quality standards; difficulties in successfully expanding into new domestic and international markets; failure to comply with federal, state, and local laws and regulations, or inability to prevail in civil litigation matters; risks related to potential unionization of employees; failure to execute our operational improvement plan to reduce costs and improve efficiency of certain company-wide functions; failure to protect against cybersecurity threats, software vulnerabilities, or hardware security risks; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company, and speak only as of the date hereof. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue, net	$112,739	$105,877	$398,263	$391,490
Cost of goods sold	76,588	65,494	260,317	230,316
Gross profit	36,151	40,383	137,946	161,174
Operating expenses
Marketing and advertising	9,415	10,501	39,213	35,631
Salaries, wages and benefits	13,000	12,995	56,744	62,415
General and administrative	15,691	12,209	54,736	50,827
Other operating expense, net	5,103	6,870	11,850	8,453
Total operating expenses	43,209	42,575	162,543	157,326
Operating income (loss)	(7,058)	(2,192)	(24,597)	3,848
Non-operating income (expenses)
Interest expense, net	(1,581)	(4,520)	(7,506)	(11,325)
Total non-operating expenses	(1,581)	(4,520)	(7,506)	(11,325)
Loss before income taxes	(8,639)	(6,712)	(32,103)	(7,477)
Income tax expense	—	21	132	172
Net loss	$(8,639)	$(6,733)	$(32,235)	$(7,649)
Less: Net loss attributable to non-controlling interest	(5,428)	(4,251)	(20,321)	(4,697)
Net loss attributable to BRC Inc.	$(3,211)	$(2,482)	$(11,914)	$(2,952)

Net loss per share attributable to Class A Common Stock
Basic and diluted	$(0.03)	$(0.03)	$(0.13)	$(0.04)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	114,736,965	77,670,243	95,207,206	71,107,562

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$4,330	$6,810
Accounts receivable, net	35,057	33,604
Inventories, net	49,703	42,647
Prepaid expenses and other current assets	11,235	12,410
Total current assets	100,325	95,471
Property, plant and equipment, net	42,855	59,204
Operating lease, right-of-use asset	21,205	26,703
Non-current prepaid marketing expenses	44,432	45,506
Identifiable intangibles, net	300	359
Other	126	139
Total assets	209,243	227,382
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$34,721	$38,817
Accrued liabilities	32,455	27,900
Deferred revenue and gift card liability	4,033	3,918
Current maturities of long-term debt	2,400	2,047
Current operating lease liability	2,481	2,523
Current maturities of finance lease obligations	4	13
Total current liabilities	76,094	75,218
Non-current liabilities:
Long-term debt, net	32,313	63,027
Finance lease obligations, net of current maturities	15	—
Operating lease liability	24,822	29,087
Other non-current liabilities	7,982	10,554
Total non-current liabilities	65,132	102,668
Total liabilities	141,226	177,886
Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding as of both December 31, 2025 and 2024	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 114,860,676 and 78,286,909 shares issued and outstanding as of December 31, 2025 and 2024, respectively	11	8
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 133,694,869 and 134,536,464 shares issued and outstanding as of December 31, 2025 and 2024, respectively	13	13
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of both December 31, 2025 and 2024	—	—
Additional paid in capital	180,973	136,583
Accumulated deficit	(135,344)	(123,430)
Total BRC Inc.’s stockholders’ equity	45,653	13,174
Non-controlling interests	22,364	36,322
Total stockholders’ equity	68,017	49,496
Total liabilities and stockholders' equity	$209,243	$227,382

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net loss	$(32,235)	$(7,649)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,198	10,057
Equity-based compensation	10,307	10,607
Settlement of litigation by issuance of stock	2,367	—
Amortization of debt issuance costs	1,082	1,193
Loss on disposal of assets	721	1,848
Loss on impairment of assets	3,437	6,079
Paid-in-kind interest	1,224	2,535
Loss on extinguishment of debt	—	1,127
Other	83	173
Changes in operating assets and liabilities:
Accounts receivable, net	(1,536)	(8,627)
Inventories, net	(12,019)	(10,107)
Prepaid expenses and other assets	11,086	900
Accounts payable	(3,825)	6,806
Accrued liabilities	4,064	(7,890)
Deferred revenue and gift card liability	115	(7,112)
Operating lease liability	(4,307)	560
Other liabilities	(2,572)	10,808
Net cash provided by (used in) operating activities	(9,810)	11,308
Investing activities
Purchases of property, plant and equipment	(3,660)	(8,666)
Proceeds from sale of property and equipment	5,078	953
Net cash provided by (used in) investing activities	1,418	(7,713)
Financing activities
Proceeds from issuance of long-term debt, net of discount	248,321	353,197
Debt issuance costs paid	(225)	(706)
Repayment of long-term debt	(279,716)	(361,565)
Payments of debt extinguishment costs	—	(1,040)
Financing lease obligations	6	(68)
Repayment of promissory note	(1,047)	(1,047)
Issuance of stock from the Employee Stock Purchase Plan	297	518
Proceeds received for settlement agreement	1,000	—
Proceeds received for public offering, net of issuance costs	37,276	—
Proceeds from exercise of stock options	—	13
Net cash provided by (used in) financing activities	5,912	(10,698)
Net decrease in cash, cash equivalents, and restricted cash	(2,480)	(7,103)
Cash and cash equivalents, beginning of period	6,810	12,448
Restricted cash, beginning of period	—	1,465
Cash and cash equivalents, end of period	$4,330	$6,810
Restricted cash, end of period	$—	$—

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Year Ended December 31,
	2025	2024
Non-cash operating activities
Derecognition of right-of-use operating lease assets	$(1,917)	$(8,043)
Recognition of revenue for inventory exchanged for prepaid advertising	$4,963	$23,925

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$32	$304
Debt issuances costs accrued but not yet paid	$—	$378

Supplemental cash flow information
Cash paid for income taxes	$132	$425
Cash paid for interest	$5,384	$9,041

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Wholesale	$72,867	$67,196	$258,005	$245,040
DTC	34,435	32,151	117,638	123,779
Outpost	5,437	6,530	22,620	22,671
Total net sales	$112,739	$105,877	$398,263	$391,490

Key Operational Metrics
	December 31,
	2025	2024
FDM ACV %(1)	54.9%	47.0%
RTD ACV %(2)	55.9%	45.9%
DTC Subscribers	159,900	190,400
Outposts
Company-owned stores	17	18
Franchise stores	18	19
Total Outposts	35	37
(1)FDM ACV% calculated as the sum of ”Coffee” + “Espresso” categories within Nielsen. Nielsen Total US xAOC, 4-weeks ending 12/27/25.
(2)RTD ACV% calculated for the “RTD Coffee” category (Plus Monster-Java) for single-serve RTD coffee within Nielsen. Nielsen Total US xAOC + Conv, 4-weeks ending 12/27/25.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as EBITDA adjusted for equity-based compensation, system implementation costs, write-off of site development costs, gain on sale of property, loss on impairment of assets, non-routine legal expenses, transaction expenses, contract termination costs and restructuring fees and related costs. Investors should note that, beginning with results for the quarter ended March 31, 2025, we have modified the presentation of Adjusted EBITDA to no longer exclude RTD transformation costs and executive recruiting. To conform to the current period's presentation, we have excluded RTD transformation costs and executive recruiting when presenting Adjusted EBITDA for the quarter and year ended December 31, 2024. This change did not decrease Adjusted EBITDA for the quarter ended December 31, 2024, but did decrease Adjusted EBITDA by $2.3 million for the year ended December 31, 2024.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations, such as system implementation costs, write-off of site development costs, gain on sale of property, loss on impairment of assets, non-routine legal expense, transaction expenses, contract termination costs and restructuring fees and related costs. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(8,639)	(6,733)	$(32,235)	(7,649)
Interest expense	1,581	4,520	7,506	11,325
Tax expense	—	21	132	172
Depreciation and amortization	2,606	2,599	12,198	10,057
EBITDA	$(4,452)	$407	$(12,399)	$13,905
Equity-based compensation(1)	2,622	2,746	10,307	10,608
System implementation costs(2)	—	—	—	520
Write-off of site development costs(3)	(5)	381	1,541	3,044
Gain on sale of property	(675)	—	(675)	—
Loss on impairment of assets	3,437	6,079	3,437	6,079
Non-routine legal expense(4)	2,129	308	8,168	2,643
Transaction expenses(5)	704	—	1,445	—
Contract termination costs(6)	4,024	—	4,024	—
Restructuring fees and related costs(7)	1,960	—	5,599	266
Adjusted EBITDA	$9,744	$9,921	$21,447	$37,065

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, and consultants.
(2)Represents non-capitalizable costs (e.g. pre-implementation discovery, training, and post-implementation monitoring) associated with the implementation of our enterprise resource planning ("ERP") system and e-commerce platform. For the year ended December 31, 2024, $0.3 million of costs were related to our ERP system implementation and $0.2 million of costs were related to our e-commerce platform implementation.
(3)Represents the write-off of development costs for discontinued retail locations.
(4)Represents legal costs and fees incurred as well as the proposed settlement of non-routine litigation related to the exercise of warrants issued in connection with our business combination, net of insurance recoveries. The actual amount of any settlement, or damages from such litigation if a settlement is not reached, may be materially different. For more information about our pending litigation matters see our Annual Report on Form 10-K and the other filings we make with the SEC.
(5)Represents costs incurred in connection with proposed capital market transactions that were not completed.
(6)Represents costs incurred for early termination of software.
(7)Represents costs incurred related to restructuring. Costs incurred during 2025 were part of our Operational Improvement Plan and include $3.0 million of severance for the year ended December 31, 2025, and $1.9 million and $2.6 million of costs for the quarter and year ended December 31, 2025, respectively, related to the relocation of inventory following a change in third-party logistics provider and to the relocation of our headquarters. For the year ended December 31, 2024, $0.3 million of costs were related to severance.